DEFA14A ADDITIONAL PROXY SOLICITATION MATERIAL

        Additional Proxy Solicitation Material Pursuant to Section 14(a)
                      of the Securities Exchange Act of 934

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[ ]    Soliciting Materials pursuant to ss. 240.14a-11(c) or ss.240.14a-12

                          COLUMBUS MCKINNON CORPORATION
     -----------------------------------------------------------------------
                (Name of Registrant as specified in its charter)

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                                                                    NEWS RELEASE

                                                                        CONTACT:
                                                       Robert L. Montgomery, Jr.
                            Executive Vice President and Chief Financial Officer
                                                   Columbus McKinnon Corporation
                                                                    716-689-5405


       COLUMBUS MCKINNON RECEIVES PROXY CONTEST ENDORSEMENT FROM LEADING,
                     INDEPENDENT SHAREHOLDER ADVISORY FIRM



          Amherst, NY, August 11, 1999 - Columbus McKinnon Corporation (NASDAQ:CMCO) announced today that Institutional Shareholder Services, Inc.
     (ISS) has recommended that its clients vote to re-elect the Company's existing Board of Directors in opposition to the proxy solicitation efforts of the "Shareholders Committee." The self-designated Shareholders Committee is waging a hostile proxy contest to, among other things, elect its five nominees to Columbus McKinnon's Board of Directors in an attempt to take control of the Company. Shareholders will vote on and decide this issue at Columbus McKinnon's Annual Meeting of Shareholders scheduled for Monday, August 16, 1999.

          Institutional Shareholder Services, based in Rockville, Maryland, is a longstanding, independent advisor to many major institutional shareholders on proxy contests, corporate governance and related issues.

          Timothy T. Tevens, President and Chief Executive Officer of Columbus McKinnon commented: "We are of course pleased that ISS's independent recommendation matches our own views on this significant issue. More important, however, ISS provides a source for shareholders, both big and small, who are looking for the judgment of a neutral party, well-experienced in these issues, to guide their vote. We hope our shareholders will vote accordingly and re-elect Columbus McKinnon's Board of Directors."


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     Columbus McKinnon  Corporation is a broad-line  designer,  manufacturer and
     supplier  of  sophisticated   material  handling  products  and  integrated
     material handling systems that are widely distributed to industrial and consumer markets worldwide. Those items that reflect the highest sales of Columbus McKinnon's Products segment are hoists, steel welded chain and
     attachments,  and  industrial  components.   Integrated  material  handling
     solutions are systems that are designed to meet specific applications of end users to increase productivity through material handling. Comprehensive
     information  on  Columbus   McKinnon  is  available  on  its  Web  site  at
     http://www.cmworks.com/

     This press release contains "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements concerning future revenue and earnings, involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to differ materially from the results expressed or implied by such statements, including general economic and business conditions, conditions affecting the industries served by the Company and its subsidiaries, conditions affecting the Company's customers and suppliers, competitor responses to the Company's products and services, the overall market acceptance of such products and services and other factors disclosed in the Company's periodic reports filed with the Securities and Exchange Commission.